Exhibit 99.2

NCI Building Systems, Inc. Announces Launch of Senior Notes Offering

HOUSTON, January 6, 2015 — NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today announced its intention to commence a private offering of $250 million principal amount of Senior Notes due 2023 (the “Notes”). There can be no assurance that the proposed offering of Notes will be completed.

NCI intends to use the net proceeds from the sale of the Notes together with existing cash on hand or, at its option, borrowings under its ABL credit facility, to finance the acquisition of all of the general partnership interests of CENTRIA, a Pennsylvania general partnership (“CENTRIA”), pursuant to the Interest Purchase Agreement dated as of November 7, 2014, for a purchase price of $245 million, inclusive of repayment of third party debt of CENTRIA and subject to working capital adjustment, and to pay fees and expenses associated with the acquisition.

The Notes will be guaranteed by certain subsidiaries of NCI and CENTRIA. The Notes will be unsecured senior indebtedness and will rank equally in right of payment with all of NCI’s existing and future senior indebtedness and senior in right of payment to all of its future subordinated obligations. Each of the domestic subsidiaries that guarantees NCI’s obligations under the Senior Secured Facilities (each, a “Subsidiary Guarantor”), including any borrower under the ABL Facility that guarantees NCI’s obligations under the Term Loan Facility, will guarantee payment of the Notes with guarantees that will rank equally in right of payment with all of the existing and future senior indebtedness of each such Subsidiary Guarantor and senior in right of payment to all future subordinated obligations of such Subsidiary Guarantor.

The Notes will be offered in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside the United States pursuant to Regulation S, each under the Securities Act.

The Notes and subsidiary guarantees will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

Contact:

Layne de Alvarez

Vice President of Investor Relations

281-897-7710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words such as “believe,” “guidance,” “potential,” “anticipate,” “plan,” “expect,” “should,” “will,” “forecast” or similar expressions are intended to identify forward-looking statements in this press release. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. The Company has made every reasonable effort to ensure that the information, estimates, forecasts and assumptions on which these statements are based are current, reasonable and complete. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, our ability to integrate CENTRIA with our business or to realize the anticipated benefits of the acquisition of CENTRIA (the “Acquisition”); industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt, including additional debt to finance the Acquisition; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2014, and other reports we file with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.